                                                                      Exhibit 11

                              AUDITORS' CONSENT
To the Trustees

Nationwide Separate Account Trust:

We consent to the use of our report dated February 17, 1995 included in the Statement of Additional Information.

                                       KPMG PEAT MARWICK LLP


Columbus, Ohio
October 18, 1995